Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated May 10, 2024, relating to the financial statements of BRB Foods Inc. as of December 31, 2023, and 2022 and to all references to our firm included in this Registration Statement.

/s/ Roger Maciel De Oliveira
ROGER MACIEL DE OLIVEIRA

Certified Public Accountants

Porto Alegre, RS, Brazil

July 25, 2024